UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 30, 2014, Kandi Technologies Group, Inc. (the “Company”) held its 2014 Annual Shareholders Meeting. A quorum was present at the meeting as required by the Bylaws of the Company, as amended. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1: Election of Directors

The following seven individuals were elected as the Board of Directors of the Company to serve as directors until the 2015 Annual Shareholders Meeting or until their successors have been duly elected and qualified. No broker non-votes are counted.

	Votes Cast
Nominees	For	Withheld
Hu Xiaoming	16,459,681	112,276
Zhu Xiaoying	16,430,240	141,717
Qian Jingsong	16,481,612	90,345
Ni Guangzheng	16,426,442	145,515
Jerry Lewin	16,182,138	389,819
Henry Yu	16,281,889	290,068
Chen Liming	16,418,816	153,141

Proposal 2: Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers. No broker non-votes are counted.

For	Against	Abstain
16,195,142	229,533	147,282

ITEM 7.01 REGULATION FD DISCLOSURE.

On December 30, 2014, the Company had a question and answer session (the "Q&A") at its Annual Shareholders Meeting and the bilingual transcript for the Q & A is furnished herewith as Exhibit 99.1, which is incorporated herein by reference.

The information contained in this Item 7.01 is not “filed” for purposes of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the information by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Bilingual Transcript for the Q & A Session of the 2014 Annual Shareholders Meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: December 31, 2014	By:/s/ Hu Xiaoming
Name: Hu Xiaoming
Title: Chief Executive Officer